Exhibit 99.2

Ozop Surgical, Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash	$32,423	$110,840
Prepaid assets	6,428	18,171
Accounts receivable	25,241	—
Inventory	259,760	—
Total Current Assets	323,852	129,011

Fixed Assets	1,161	1,323
Patents and trademarks	139,489	141,695
License Rights	500,000	—
TOTAL ASSETS	$964,502	$272,029

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$418,322	$141,942
Accounts payable and accrued expenses, related	332,174	220,210
Convertible Notes Payable	785,500	735,500
Notes Payable	432,805	430,000
License fee payable	250,000	—
Total Current Liabilities	2,218,801	1,527,652

Stockholders' Deficit
Capital stock	2,500	1,300,630
Additional paid in capital	942,504	(996,475)
Retained Deficit	(2,199,303)	(1,559,778)
Total Stockholders' Deficit	(1,254,299)	(1,255,623)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$964,502	$272,029

See notes to condensed consolidated financial statements.

Ozop Surgical, Inc
Condensed Consolidated Income Statement

For the Three Months Ended
March 31, 2018
Revenue	$11,927
Cost of Goods	5,200
Gross Profit	6,727

Operating expenses:
Management fees	120,000
Stock based compensation	380,000
Rent	7,696
Professional and consulting fees	47,401
Operating expenses	62,507
Total operating expenses	617,604

Operating loss	(610,877)
Other expense	(28,648)
Net loss	$(639,525)

Loss per share	$(0.03)

Weighted average shares outstanding
Basic and diluted	25,000,000

See notes to condensed consolidated financial statements.

OZOP SURGICAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

For the three months ended
March 31, 2018
Cash flows from operating activities:
Net loss	$(639,525)
Adjustments to reconcile net loss to net cash used in operations:
Cash acquired in Spinus acquisition	20,574
Amortization and depreciation	2,368
Stock compensation expense	380,000
Changes in operating liabilities:
Decrease in:
Inventory	(6,250)
Accounts receivable	(6,186)
Prepaid assets	11,742
Increase in:
Accounts payable and accrued expenses	(2,455)
Due to related party	111,314
Net cash used in operating activities	(128,417)

Cash flows from investing activities:
Net cash provided by (used in) investing activities	—

Cash flows from financing activities:
Proceeds from issuances of convertible notes payable	50,000
Net cash provided by financing activities	50,000

Net decrease in cash and cash equivalents	(78,417)

Cash and cash equivalents, Beginning of period	110,840

Cash and cash equivalents, End of period	$32,423

Supplemental disclosure of cash flow information:
Cash paid for interest	$16,983
Cash paid for income taxes	$—

Schedule of non-cash Investing or Financing Activity:
Issuance of convertible notes payable for consulting fees	$—
Original issue discount included in notes payable	$—
Issuance of common stock for patents	$—

Acquisition of Spinus, LLC
Issuance of Common stock as consideration	$250,000
Assumed liabilities	532,289
Accounts receivable	(19,054)
Inventory	(253,510)
Other Assets	(250,000)
Intangible assets	(239,151)
Cash acquired	$20,574

See notes to condensed consolidated financial statements.

OZOP SURGICAL, INC.

Notes to Financial Statements

March 31, 2018

NOTE 1 - ORGANIZATION

Business

Ozop Surgical, Inc. was originally incorporated in Switzerland on November 28, 1998 under the name Perma Consultants Holding AG (“Perma”). On July 19, 2016, Mr. Eric Siu (“Siu”), one of our directors purchased 100% of the outstanding capital stock of Perma and changed the name from Perma to Ozop Surgical AG (“Ozop AG”). On February 1, 2018, Ozop AG (the “Predecessor”) was re-domiciled as a Delaware corporation and changed its name to Ozop Surgical, Inc (the “Successor”). The Predecessor and Successor are referred to as “Ozop” or the “Company”. On July 28, 2016, Ozop formed as the sole member, Ozop Surgical, LLC (“Ozop LLC”), a Wyoming limited liability company. On October 28, 2016, Ozop acquired 100% of Ozop Surgical Limited (“Ozop HK”), from Siu, the sole shareholder of Ozop HK. Ozop HK, a private limited Company incorporated in Hong Kong. OZOP invents, designs, develops, manufactures and globally distributes innovative endoscopic instruments, surgical implants, instrumentation, devices and related technologies, focused on spine, neurological and pain management procedures and specialties.

On February 1, 2018, when the Company was re-domiciled as a Delaware corporation and changed its name to Ozop Surgical, Inc. the Company also increased the authorized shares of capital stock of the Company to 100,000,000 shares, par value $0.0001.

NOTE 2 – ACQUISITION OF SPINUS, LLC.

On February 16, 2018, the Company acquired the 100% membership interest (the “Membership Interest”) in Spinus, LLC, a Texas limited liability company (“Spinus”), from RWO Medical Consulting LLC (“RWO”), a Texas limited liability company (the “Acquisition”). The Company purchased the Membership Interest from RWO in exchange for; (i) 5,000,000 shares of the Company’s common stock, representing 20% of the then current issued and outstanding shares of common stock of the Company, and ii) the assumption of all liabilities of Spinus, including an obligation of $250,000 pursuant to a license agreement by and between Spinus and a third party (the “Assumed Debt”). The Assumed Debt is secured by Spinus’s assets and is due the earlier of (i) February 16, 2019 or (ii) 15 days subsequent to the Company completing a minimum of a $3,000,000 equity raise. After the issuance of the 5,000,000 shares there were 25,000,000 shares of common stock issued and outstanding.

The Company valued the 5,000,000 shares of common stock at $250,000 ($0.05 per share). The Company also assumed liabilities of $532,289 for total purchase consideration of $782,289.

The following table summarizes the preliminary purchase price allocation of the fair value of assets acquired and liabilities assumed in the acquisition:

Purchase Price Allocation
Fair value of consideration for Acquisition	$250,000
Liabilities assumed	532,289
Total purchase consideration	$782,289

Assets acquired	$543,138
Intellectual Property/Technology	239,151
$782,289

The total purchase price of $782,289 has been allocated on a preliminary basis to the tangible and intangible assets acquired and liabilities assumed based on preliminary estimated fair values as of the completion of the Acquisition. These allocations reflect various preliminary estimates that are currently available and are subject to change as the valuation is finalized. The final fair value of Spinus’s identifiable intangible assets will be determined primarily using the income approach which requires an estimate or forecast of all the expected future cash flows, either through the use of the relief-from-royalty method or the multi-period excess earnings method. The Company will record amortization expense assuming a straight-line basis over the expected life of the finite lived intangible assets, which approximates expected future cash flows.

Goodwill, if any, represents the amount by which the estimated consideration transferred exceeds the historical costs of the assets the Company acquired and the liabilities the Company assumed. The Company will not amortize the goodwill, but will instead test the goodwill for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING PRONOUNCEMENTS

Basis of Presentation

The accompanying condensed consolidated financial statements in this report have been prepared by the Company without audit. In the opinion of management, all adjustments necessary to present the financial position, results of operations and cash flows for the stated periods have been made. Except as described below, these adjustments consist only of normal and recurring adjustments. Certain information and note disclosures normally included in the Company’s annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated unaudited financial statements should be read in conjunction with a reading of the Company’s audited financial statements and notes thereto for the years ended December 31, 2017 and 2016 included in this Current Report on Form 8-K/A

The condensed consolidated financial statements of the Company include the consolidated accounts of Ozop and its’ wholly owned subsidiaries Ozop LLC and Ozop HK. Also included in the consolidation is Ozop Medical AG, a company registered in Munich, Germany (“Ozop Medical”). Officers owning approximately 86% of our common stock, own 100% of Ozop Medical. All intercompany accounts and transactions have been eliminated in consolidation.

Emerging Growth Companies

The Company qualifies as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. Cash and cash equivalent balances may, at certain times, exceed federally insured limits

Accounts Receivable

The Company records accounts receivable at the time products and services are delivered. An allowance for losses is established through a provision for losses charged to expenses. Receivables are charged against the allowance for losses when management believes collectability is unlikely. The allowance (if any) is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on evaluation of the collectability of the accounts and prior loss experience.

Inventory

Inventory is valued at the lower of cost or market value. Cost is determined using the first in first out (FIFO) method. Provision for potentially obsolete or slow-moving inventory is made based on management analysis or inventory levels and future sales forecasts.

Property, plant and equipment

Property and equipment are stated at cost, and depreciation is provided by use of a straight-line method over the estimated useful lives of the assets.

Office equipment	3

The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. The estimated useful lives of property and equipment are as follows as of March 31:

2018
Vehicles	$1,944
Less: Accumulated Depreciation	783
Property and Equipment, Net	$1,161

Depreciation expense was $162 for the three months ended March 31, 2018.

Patents

Intangible assets primarily represent legal costs and filings associated with obtaining patents on the Company’s new discoveries. The Company amortizes these costs over the shorter of the legal life of the patent or its estimated economic life using the straight-line method. The Company tests intangible assets with finite lives upon significant changes in the Company’s business environment and any resulting impairment charges are recorded at that time. When the Company acquires patents from related parties, the patents are recorded at the historical cost when available or the estimated legal and filing costs.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria are met (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured. Depending upon the terms and conditions the Company negotiates with various customers, the Company recognizes revenue as follows:

Advertising and Marketing Expenses

The Company expenses advertising and marketing costs as incurred. For the three months ended March 31, 2018, the Company did not incur and advertising and marketing expenses.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with GAAP, totaling $10,565 for the three months ended March 31, 2018.

Foreign currency translation

The value of assets and liabilities quoted in foreign currencies are translated into US dollars at the exchange rate in effect on the relevant balance sheet date. Income and expenses are translated into US dollars at the foreign exchange rates prevailing on the dates of such transactions. Foreign exchange gains and losses are included in income in the period in which they occur.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, due from related party, notes receivable, accounts payable, leases payable and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.  The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

Income Taxes

The Company is not subject to income taxes in any jurisdiction. Each shareholder is responsible for the tax liability, if any, related to its proportionate share of the Company’s taxable income. Accordingly, no provision for income taxes is reflected in the accompanying financial statements. The Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2017.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, "Earnings per Share." Basic earnings (loss) per share is computed by dividing net income (loss), after deducting preferred stock dividends accumulated during the period, by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB and the SEC did not have, or are not believed by management to have, a material impact on the Company's present or future financial statements.

NOTE 4 – PATENTS

Patents as of March 31, 2018 consist of the following:

Gross carrying amount	$649,783
Accumulated amortization	(10,294)
Net carrying amount	$639,489

A reconciliation as of March 31, 2018, of the net carrying amount of the Company’s Patent Rights is as follows:

Balance January 1, 2018	$149,783
Patents acquired	500,000
Amortization	(10,294)
Balance March 31, 2018	$639,489
Amortization expense for the three months ended March 31, 2018 was $2,206.

NOTE 5 - CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2017, the Company issued 19 convertible promissory notes, in amounts of $10,000 to $50,000. The Company received proceeds of $710,000 in the aggregate. The notes mature on their one- year anniversary and bear interest at ten percent (10%). The holders of the note can convert the notes and any unpaid interest due, into shares of the Company’s common stock on the 15th business day that the Company becomes listed, at conversion prices equal to discounts of 35%-50% of the average of the three lowest closing prices of the common stock. The Company also issued $25,500 of convertible notes for consulting fees. During the three months ended March 31, 2018, the Company issued a $50,000 convertible promissory note and received proceeds of $50,000. The Company determined that the conversion feature of the convertible notes did not meet the criteria of an embedded derivative and therefore the conversion feature was not bi-furcated and accounted for as a derivative because the Company was a private company, there was no quoted price and no active market for the Company’s common stock.

The following is a roll-forward of the Company’s convertible notes for the three months ended March 31, 2018:

Principal Balance
Balance at January 1, 2018	$735,500
Convertible notes issued for cash	50,000
Balance March 31, 2018	$785,500

NOTE 6 – NOTES PAYABLE

The Company has the following note payables outstanding:

	March 31, 2018	December 31, 2017
Note payable, interest at 8%, matures September 6, 2018	$437,000	$370,000
Note payable, includes $10,000 original issue discount, matures October 30, 2018	60,000	60,000
Other, due on demand	2,805
Total notes payable	$432,805	$430,000

The activity for the three months ended March 31, 2018, is as follows:

2018
Beginning balance	$430,000
Note assumed in Spinus acquisition	2,805
Ending balance	$432,805

NOTE 7 – RELATED PARTY TRANSACTIONS

Management Fees and related party payables

For the three months ended March 31, 2018, the Company (including the Company’s subsidiaries) recorded expenses to its officers in the following amounts:

2018
CEO, parent	$30,000
CEO, subsidiary	30,000
COO	30,000
CFO	30,000
Total	$120,000

As of March 31, 2018, and December 31, 2017, included in accounts payable and accrued expenses, related party is $328,330 and $220,210, respectively, for the following amounts owed the Company’s officers:

	March 31, 2018	December 31, 2017
CEO, parent	$76,829	$46,829
CEO, subsidiary	20,572
COO	185,929	158,381
CFO	45,000	15,000
Total	$328,330	$220,210

NOTE 8 – LICENSE FEE PAYABLE

On February 1, 2018, Spins entered into a, Intellectual Property Licensing Agreement (the “Licensing Agreement”). The Company assumed the obligations under the Licensing Agreement and pledged the assets of Spinus as security. Pursuant to the terms of the Licensing Agreement, in consideration of $250,000 Spinus has the exclusive rights to certain patents and the non-exclusive rights to other patents. The patents surround mechanical or inflatable expandable interbody implant products. The $250,000 is due the earlier of (i) February 16, 2019 or (ii) 15 days subsequent to the Company completing a minimum of a $3,000,000 equity raise. The Company also will pay a royalty of 7% of net sales on any product sold utilizing any of the patents.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common stock

On February 9, 2018, the Company issued 7,600,000 shares of common stock to the officers and directors of the Company. The Company valued the shares at $0.05 per share and $380,000 is included in stock- based compensation expense for the three months ended March 31, 2018. Also on February 9, 2018, a shareholder returned 600,000 shares of common stock to the Company.

On February 16, 2018, the Company issued 5,000,000 shares of common stock to RWO for the acquisition of Spinus (see Note 2).

As of March 31, 2018, the Company has 100,000,000 shares of $0.0001 par value common stock authorized and there are 25,000,000 shares of common stock issued and outstanding.

NOTE 10 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the three months ended March 31, 2018, the Company incurred a loss from operations of $639,525 and cash of $128,417 was used in operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s Plans

In April 2018, the Company entered into and completed a share exchange agreement with Newmarkt Corp., a Nevada corporation (see Note 11), a publicly traded company. As a public company, management believes it will be able to access the public equities market for fund raising for product development and regulatory approvals, sales and marketing and as we expand our distribution in the US market, we will need to meet increasing inventory requirements.

NOTE 11 – SUBSEQUENT EVENTS

On April 13, 2018, the Company, the shareholders of the Company, Newmarkt Corp. (“NWKT”), a Nevada corporation and Denis Razvodovskij, the holder of 2,000,000 shares of NWKT’s common stock entered into a Share Exchange Agreement (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, the OZOP Shareholders transferred and exchanged 100% of the capital stock of OZOP in exchange for an aggregate of 25,000,000 newly issued shares of NWKT’s common stock. After giving effect to the redemption of 2,000,000 shares of NWKT’s common stock pursuant to a Redemption Agreement and the issuance of 25,000,000 shares of NWKT common stock (each share of Ozop was exchanged for one share of NWKT), pursuant to the Exchange Agreement, NWKT had 25,797,500 shares of common stock issued and outstanding, with the OZOP Shareholders, as a group, owning 96.9% of such shares. At the time of the closing of the Exchange Agreement, our executive officers and directors, as a group, owned 19,900,000 of NWKT’s shares representing 77.1% of NWKT’s issued and outstanding shares of common stock. Upon completion of the Exchange Agreement, OZOP became a wholly owned subsidiary of NWKT.

Effective April 13, 2018, in connection with the Exchange Agreement, we agreed to purchase and redeem 2,000,000 shares of our common stock from Mr. Razvodovskij for a total purchase price of $350,000 pursuant to the Redemption Agreement.

Pursuant to the Exchange Agreement, on April 13, 2018, Mr. Razvodovskij resigned as the NWKT's Chief Executive Officer, Chief Financial Officer, Secretary, and sole director, and Michael Chermak, Salman J. Chaudhry and Eric Siu were named as directors of the Company.

On April 13, 2018, we sold Carebourn Capital, L.P., a Delaware limited partnership (“Carebourn”) a convertible promissory note in the principal amount of $442,175 (the “Note”), pursuant to a Securities Purchase Agreement we entered into with Carebourn dated April 1, 2018. The Note bears interest at the rate of 12% per annum and is due and payable on April 13, 2019. The Note had an original issue discount of $57,675. We paid $25,000 to cover Carebourn’s transactional expenses and $9,500 to cover Carebourn’s legal fees in connection with the sale of the Note, which were included in the principal amount of the Note. Periodic payments are due by us on the Note at the rate of $850 per day (the “Repayment Amount”) via direct withdrawal from our bank account, beginning on April 27, 2018 and to last for a 30-day period. Following this period, the Repayment Amount automatically increases to $1,100 per day until the Note is satisfied in full.

The principal amount of the Note and all accrued interest thereon is convertible at the option of the holder thereof into our common stock at any time following the date the Note was issued. The conversion price of the Note is equal to 55% of the lowest price quoted on the OTC Markets for the Company’s common stock during the 25 trading days prior to the conversion date. We may prepay in full the unpaid principal and interest on the Note, with at least 20 trading days’ notice, (a) any time prior to the 180th day after the issuance date, by paying 130% of the principal amount of the Note together with accrued interest thereon; and (b) any time beginning on the 181st day after the issuance date and ending on the 364th day after the issuance date, by paying 150% of the principal amount of the Note together with accrued interest thereon. After the expiration of the 364th day after the issuance date, we have no right of prepayment. In connection with our obligations under the Note, our executive officers and the Company entered into a Pledge Agreement (the “Pledge Agreement”) whereby they pledged as collateral for the Loan an aggregate of 19,900,000 shares of our common stock and we pledged the shares of our subsidiary OZOP Surgical, Inc. (collectively, the “Collateral”). Upon a default under the terms of the Note, Carebourn may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

From May 5, 2018 through the filing of this report, the Company has sold 500,000 shares of common stock and received proceeds of $250,000 pursuant to a Private Placement Memorandum (the “PPM”). The board has authorized up to 1,000,000 shares can be sold at $0.50 per share in the PPM.

On May 8, 2018, we amended our Articles of Incorporation (the “Amendment”) to change our name from Newmarkt Corp. to Ozop Surgical Corp. in order to reflect more accurately the name of our core service offering and operations. The Amendment also increased our authorized shares of capital stock to 300,000,000, of which 290,000,000 has been designated as common stock, par value $0.001, and 10,000,000 shares have been designated as preferred stock, par value $0.001 (the “Preferred Stock”). The Preferred Stock shall be issuable in such series, and with such designations, rights and preferences as the Board of Directors may determine from time to time. The Company’s trading symbol for its common stock which trades on the OTC PINK Tier of the OTC Markets, Inc. was changed to “OZSC” effective on May 21, 2018.